UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Under Rule 14a-12

HANSEN NATURAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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HANSEN NATURAL CORPORATION

1010 Railroad Street

Corona, California 92882

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 20, 2007

March 14, 2007

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Hansen Natural Corporation (the “Company”) to be held on Friday, April 20, 2007 at 3:00 p.m., in the Boardroom at the Company’s corporate headquarters, 1010 Railroad Street, Corona, California 92882.

The only matter scheduled to be considered at the special meeting is a proposal to approve an amendment to Section 4(a) of the Company’s Stock Option Plan for Outside Directors (the “1994 Plan”), which extends the time period during which grants may be made under the 1994 Plan through November 30, 2004 (the “Plan Amendment”). The effect of the Plan Amendment would be to encompass within the 1994 Plan an out-of-plan option grant inadvertently made to one of our directors, Mr. Sydney Selati, in November 2004. The board of directors of the Company recommends the approval of the proposal being presented at the special meeting as being in the best interest of the Company and its stockholders.

I hope that you will be able to join us. Your vote is important to us. I encourage you to read the proxy statement, sign and return your proxy card, so that your shares will be represented and voted at the special meeting whether or not you plan to attend. If you attend the special meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

Sincerely,

/s/ Rodney C. Sacks

Rodney C. Sacks

Chairman of the Board of Directors

HANSEN NATURAL CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 20, 2007

TO THE STOCKHOLDERS OF THE COMPANY:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Hansen Natural Corporation (“Hansen” or the “Company”) will be held on Friday, April 20, 2007 at 3:00 p.m., local time, in the Company’s Boardroom at its corporate headquarters, 1010 Railroad Street, Corona, California 92882, for the following purposes:

1.

To consider and vote upon a proposal to approve an amendment to Section 4(a) of the Company’s Stock Option Plan for Outside Directors (the “1994 Plan”), which extends the time period during which grants may be made under the 1994 Plan through November 30, 2004 (the “Plan Amendment”).

2.	To transact such other business as is related to the proposed Plan Amendment as may properly come before the Special Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement for Special Meeting of Stockholders accompanying this Notice. Only stockholders of the Company of record at the close of business on March 13, 2007 are entitled to notice of, and to vote at, the special meeting and any adjournment thereof.

We will make available a list of stockholders as of the close of business on March 13, 2007, for inspection by stockholders during normal business hours from 9:00 a.m. to 5:00 p.m. local time on April 13, 2007, at the Company’s principal place of business, 1010 Railroad Street, Corona, California 92882. This list will also be available to stockholders at the Special Meeting.

All stockholders of the Company are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your voted proxy at any time prior to the Special Meeting or vote in person if you attend the Special Meeting.

Sincerely,

/s/ Rodney C. Sacks

Rodney C. Sacks

Chairman of the Board of Directors

Corona, California

March 14, 2007

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

HANSEN NATURAL CORPORATION

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of Hansen Natural Corporation (“Hansen” or the “Company”) for use at the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held Friday, April 20, 2007 at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders of the Company. The Special Meeting will be held at the Boardroom, 1010 Railroad Street, Corona, California 92882. In this Proxy, unless the context requires otherwise, references to “we,” “our,” or “us” refer to Hansen.

These proxy solicitation materials are being mailed on or about March 15, 2007, to all stockholders of the Company entitled to vote at the Special Meeting.

Record Date, Outstanding Voting Securities

Holders of record of common stock, par value $0.005 per share, of the Company (the “Common Stock”) at the close of business on March 13, 2007 are entitled to notice of, and to vote at, the special meeting, each share of which is entitled to one vote. There are no other outstanding voting securities of the Company. As of the record date, 90,059,124 shares of the Common Stock were issued and outstanding.

Purpose of the Special Meeting

The purpose of the Special Meeting is for the Company’s stockholders to consider and vote upon the proposals: (i) to approve an amendment to Section 4(a) of the Company’s Stock Option Plan for Outside Directors (the “1994 Plan”), which extends the time period during which grants may be made under the 1994 Plan through November 30, 2004 (the “Plan Amendment”) and (ii) on any other business that is related to approval of the proposed Plan Amendment, including matters incident to the conduct of the Special Meeting such as any motion for adjournment or postponement. The effect of the Plan Amendment would be to encompass within the 1994 Plan an out-of-plan option grant inadvertently made to one of our directors, Mr. Sydney Selati, in November 2004. A copy of the proposed Plan Amendment is attached as Exhibit A hereto.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

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Quorum

The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Special Meeting or (2) have properly submitted a proxy card.

Voting

The Plan Amendment (Proposal One) requires the affirmative vote (“FOR” vote) of an absolute majority of the issued and outstanding shares of Common Stock, so a failure to vote your share is effectively a vote “AGAINST” the proposal. You may vote for, against, or abstain on the Plan Amendment. Abstentions from voting will be considered shares present and entitled to vote on the Plan Amendment and, since approval of the Plan Amendment requires an absolute majority of the issued and outstanding shares of the Company’s Common Stock, will have the same effect as a vote “AGAINST” the Plan Amendment. Broker non-votes are not included in the determination of the number of shares present and entitled to vote on the Plan Amendment. However, since approval of the Plan Amendment requires an absolute majority of the issued and outstanding shares of the Company’s Common Stock, a broker non-vote is effectively a vote “AGAINST” the Plan Amendment.

Solicitation

The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or letter. In addition, the Company may employ a proxy solicitor. Costs of a proxy solicitation, if any, will be paid by the Company and are estimated to cost approximately $20,000 plus reasonable fees and expenses.

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Principal Stockholders and Security Ownership of Management

The following table sets forth, as of the most recent practical date, February 27, 2007, the beneficial ownership of the Company’s Common Stock of (a) those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock; (b) each of the Company’s directors and nominees for director; and (c) the Company’s executive officers and all of the Company’s current directors and executive officers as a group:

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class
Brandon Limited Partnership No. 1[1]	1,306,920	1.4%
Brandon Limited Partnership No 2[2]	8,013,336	8.3%
Hilrod Holdings, L.P.	4,880,000	5.1%
HRS Holdings, L.P.	1,000,000	1.0%
Fidelity Low Priced Stock Fund[3]	7,082,256	7.4%
Barclay’s Global Investors, NA4	16,026,703	16.6%

Rodney C. Sacks	18,280,256[5]	19.0%
Hilton H. Schlosberg	17,969,032[6]	18.7%
Mark Hall	374,400[7]	**%
Michael Schott	247,365[8]	**%
Kirk Blower	81,600[9]	**%
Sydney Selati	64,000[10]	**%
Thomas Kelly	61,600[11]	**%
Norman Epstein	13,600[12]	**%
Harold Taber	13,600[13]	**%
Benjamin Polk	-	**%
Mark Vidergauz	-	**%

Officers and Directors as a group (11 members: 21,905,197 shares or 22.8% in aggregate). Effective December 31, 2006, certain stock option agreements entered into from 2002 through 2005 described below were amended to provide, among other things, that (i) the exercise price of the option is the fair market value of the underlying stock on the grant date (the “Grant Date”); (ii) following completion of a special committee investigation, the Company will make a determination as to whether the Grant Date requires adjustment; (iii) if the Grant Date requires adjustment, the exercise price of the option shall be the fair market value of the underlying stock on the Grant Date as adjusted; and (iv) if the Grant Date does not require adjustment, the exercise price shall be the exercise price stated in the respective stock option agreement.

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* Except as noted otherwise, the address for each of the named stockholders is 1010 Railroad Street, Corona, California 92882.

** Less than 1%

1 The mailing address of Brandon Limited Partnership No. 1 (“Brandon No. 1”) is 21 Dartmouth Street, 4th Floor, London SW1H 9BP England. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

2 The mailing address of Brandon Limited Partnership No. 2 (“Brandon No. 2”) is 21 Dartmouth Street, 4th Floor, London SW1H 9BP England. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

3 The mailing address of this reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

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4 The mailing address of this reporting person is 45 Fremont Street, San Francisco, California 94105.

5 Includes 540,000 shares of Common Stock owned by Mr. Sacks; 1,306,920 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1’s general partners; 8,013,336 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2’s general partners; 1,000,000 shares beneficially held by HRS Holdings, LP because Mr. Sacks is one of HRS Holdings’ general partners and 4,880,000 shares beneficially held by Hilrod Holdings L.P. because Mr. Sacks is one of Hilrod Holdings’ general partners. Also includes options presently exercisable to purchase 580,000 shares of Common Stock, out of options to purchase a total of 800,000 shares, exercisable at $0.53 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Sacks; options presently exercisable to purchase 544,088 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.45 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Sacks; options presently exercisable to purchase 815,912 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.53 per share, granted pursuant to a Stock Option Agreement dated May 28, 2003 between the Company and Mr. Sacks; options presently exercisable to purchase 480,000 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $6.56 per share, granted pursuant to a Stock Option Agreement dated March 23, 2005 between the Company and Mr. Sacks; and options presently exercisable to purchase 120,000 shares of Common Stock, out of options to purchase a total of 600,000 shares, exercisable at $16.87 per share, granted pursuant to a Stock Option Agreement dated November 11, 2005 between the Company and Mr. Sacks.

Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 540,000 shares of Common Stock; (ii) 2,540,000 shares presently exercisable under the Stock Option Agreements; (iii) 48,800 shares beneficially held by Hilrod Holdings L.P. because Mr. Sacks is one of Hilrod Holdings’ general partners and (iv) 10,000 shares beneficially held by HRS Holdings, L.P. because Mr. Sacks is one of HRS Holdings’ general partners

6 Includes 228,776 shares of Common Stock owned by Mr. Schlosberg; 1,306,920 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1’s general partners; 8,013,336 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2’s general partners; 1,000,000 shares beneficially held by HRS Holdings, LP because Mr. Schlosberg is one of HRS Holdings’ general partners and 4,880,000 shares beneficially held by Hilrod Holdings L.P. because Mr. Schlosberg is one of Hilrod Holdings’ general partners. Also includes options presently exercisable to purchase 580,000 shares of Common Stock, out of options to purchase a total of 800,000 shares, exercisable at $0.53 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Schlosberg; options presently exercisable to purchase 544,088 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.45 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Schlosberg; options presently exercisable to purchase 815,912 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $0.53 per share, granted pursuant to a Stock Option Agreement dated May 28, 2003 between the Company and Mr. Schlosberg; options presently exercisable to purchase 480,000 shares of Common Stock, out of options to purchase a total of 1,200,000 shares, exercisable at $6.56 per share, granted pursuant to a Stock Option Agreement dated March 23, 2005 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 120,000 shares of Common Stock, out of options to purchase a total of 600,000 shares, exercisable at $16.87 per share, granted pursuant to a Stock Option Agreement dated November 11, 2005 between the Company and Mr. Schlosberg.

Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 228,776 shares of Common Stock; (ii) 2,540,000 shares presently exercisable under the Stock Option Agreements; (iii) 48,800 shares beneficially held by Hilrod Holdings L.P. because Mr. Schlosberg is one of Hilrod Holdings’ general partners and (iv) 10,000 shares beneficially held by HRS Holdings, L.P. because Mr. Schlosberg is one of HRS Holdings’ general partners

7 Includes 4,000 shares of Common Stock owned by Mr. Hall; options presently exercisable to purchase 32,000 shares of Common Stock, out of options to purchase a total of 160,000 shares, exercisable at $0.45 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mr. Hall; options presently exercisable to purchase 16,000 shares of Common Stock, out of options to purchase a total of 80,000 shares, exercisable at $0.45 per share, granted pursuant to a Stock Option Agreement dated July 12, 2002 between the Company and Mrs. Christine Hall; options presently exercisable to purchase 96,000 shares of Common Stock,

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out of options to purchase a total of 480,000 shares, exercisable at $1.02 per share, granted pursuant to a Stock Option Agreement dated January 15, 2004 between the Company and Mr. Hall; options presently exercisable to purchase 24,000 shares of Common Stock, out of options to purchase a total of 120,000 shares, exercisable at $1.02 per share, granted pursuant to a Stock Option Agreement dated January 15, 2004 between the Company and Mrs. Christine Hall; options presently exercisable to purchase 20,000 shares of Common Stock, out of options to purchase a total of 100,000 shares, exercisable at $10.95 per share, granted pursuant to a Stock Option Agreement dated September 28, 2005 between the Company and Mr. Hall; options presently exercisable to purchase 160,000 shares of Common Stock, out of options to purchase a total of 800,000 shares, exercisable at $6.56 per share, granted pursuant to a Stock Option Agreement dated March 23, 2005 between the Company and Mr. Hall; options presently exercisable to purchase 20,000 shares of Common Stock, out of options to purchase a total of 100,000 shares, exercisable at $16.87 per share, granted pursuant to a Stock Option Agreement dated November 11, 2005 between the Company and Mr. Hall and options presently exercisable to purchase 2,400 shares of Common Stock, out of options to purchase a total of 12,000 shares, exercisable at $12.43 per share, granted pursuant to a Stock Option Agreement dated November 1, 2005 between the Company and Mrs. Christine Hall.

8 Includes 133,765 shares of Common Stock owned by Mr. Schott; options presently exercisable to purchase 64,000 shares of Common Stock, out of options to purchase a total of 256,000 shares, exercisable at $1.02 per share, granted pursuant to a Stock Option Agreement dated January 15, 2004 between the Company and Mr. Schott; options presently exercisable to purchase 40,000 shares of Common Stock, out of options to purchase a total of 200,000 shares, exercisable at $6.56 per share, granted pursuant to a Stock Option Agreement dated March 23, 2005 between the Company and Mr. Schott and options presently exercisable to purchase 9,600 shares of Common Stock, out of options to purchase a total of 48,000 shares, exercisable at $16.87 per share, granted pursuant to a Stock Option Agreement dated November 11, 2005 between the Company and Mr. Schott.

9 Includes 60,000 shares of Common Stock owned by Mr. Blower; options presently exercisable to purchase 20,000 shares of Common Stock, out of options to purchase a total of 100,000 shares, exercisable at $1.02 per share, granted pursuant to a Stock Option Agreement dated January 15, 2004 between the Company and Mr. Blower and options presently exercisable to purchase 1,600 shares of Common Stock, out of options to purchase a total of 8,000 shares, exercisable at $12.43 per share, granted pursuant to a Stock Option Agreement dated November 1, 2005 between the Company and Mr. Blower.

10 Includes 32,000 shares of Common Stock owned by Mr. Selati and options presently exercisable to purchase 32,000 shares of Common Stock, out of options to purchase a total of 96,000 shares, exercisable at $3.23 per share, granted pursuant to a Stock Option Agreement dated November 5, 2004 between the Company and Mr. Selati.

11 Includes 20,000 shares of Common Stock owned by Mr. Kelly; options presently exercisable to purchase 40,000 shares of Common Stock, out of options to purchase a total of 200,000 shares, exercisable at $1.02 per share, granted pursuant to a Stock Option Agreement dated January 15, 2004 between the Company and Mr. Kelly and options presently exercisable to purchase 1,600 shares of Common Stock, out of options to purchase a total of 8,000 shares, exercisable at $16.87 per share, granted pursuant to a Stock Option Agreement dated November 11, 2005 between the Company and Mr. Kelly.

12 Includes 4,000 shares beneficially held by Shoreland Investments because Mr. Epstein is one of Shoreland Investment’s general partners and options presently exercisable to purchase 9,600 shares of Common Stock, out of options to purchase a total of 19,200 shares, exercisable at $16.87 per share, granted pursuant to a Stock Option Agreement dated November 11, 2005 between the Company and Mr. Epstein.

13 Includes 4,000 shares of Common Stock owned by Mr. Taber and options presently exercisable to purchase 9,600 shares of Common Stock, out of options to purchase a total of 19,200 shares, exercisable at $16.87 per share, granted pursuant to a Stock Option Agreement dated November 11, 2005 between the Company and Mr. Taber.

Deadline for Receipt of Stockholder Proposals

It is presently intended that the Company’s next Annual Meeting of Stockholders will be held in November of 2007. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of stockholders, including nominations of candidate

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directors, of the Company which are intended to be presented by such stockholders at this year’s Annual Meeting must be received by the Company by no later than June 13, 2007 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, any stockholder proposal for the 2007 Annual Meeting that is submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c)(1) of the Exchange Act if it is not submitted to the Company on or before August 27, 2007. Proxies for that meeting may confer discretionary authority to vote on any untimely proposal without express discretion from the stockholders giving the proxies.

PROPOSAL ONE

APPROVAL OF AN AMENDMENT TO THE HANSEN NATURAL CORPORATION STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

At the Special Meeting, the stockholders will be asked to approve the Plan Amendment to the 1994 Plan. The Company’s board of directors (the “Board”), which administers the 1994 Plan, unanimously approved the Plan Amendment on March 8, 2007, subject to stockholder approval of the Plan Amendment at the Special Meeting. If the Plan Amendment is not approved by the affirmative vote of a majority of the stockholders of the Company, the Plan Amendment will not become effective.

Background to the Plan Amendment

The 1994 Plan was adopted by the Company effective July 8, 1994, subject to stockholder approval, and was approved by a majority vote of the stockholders on July 8, 1994. Section 4(a) of the 1994 Plan provides that grants of options under the 1994 Plan shall be made to eligible directors as of the date of the annual meeting of stockholders of the Company at which such director is elected. Section 4(a) provides for an eligible director to be granted an option to purchase 12,000 shares of the Company’s Common Stock if the director is a member of a committee of the Board, and an option to purchase 6,000 shares if the director is not serving on a committee. Section 4(a) further provides, however, that no option shall be granted after the “expiration of ten years from the effective date” of the 1994 Plan, i.e., July 8, 2004 (the “Expiration Date”). As of July 8, 2004, 76,000 shares were available for issuance under the 1994 Plan.

At the November 5, 2004 annual meeting, Mr. Sydney Selati was elected a member of the Board as an outside director. Mr. Selati had begun serving as a director and a member of the audit committee of the Board (the “Audit Committee”) in September 2004. He has been a director and a member of the Audit Committee continuously since that time. In discussions leading to Mr. Selati’s agreement to serve as director of the Company and a member of the Audit Committee, management advised Mr. Selati that, as part of his compensation, he would receive an option to purchase 12,000 shares of the Company’s Common Stock. Shortly after the November 5, 2004 annual meeting at which he was elected a director, the Company and Mr. Selati entered into a written stock option agreement, dated as of November 5, 2004 (the “Option Agreement”), whereby the Company granted to Mr. Selati an option to purchase 12,000

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shares of the Company’s Common Stock (the “Option”), par value $0.05 per share, at a purchase price of $25.80 per share, which was the closing price of the Company’s stock on the Nasdaq Stock Market on November 5, 2004. Although not then realized by the Company’s Board or management, the Option grant to Mr. Selati took place approximately four months after the Expiration Date provided under the 1994 Plan.

Adjusted for stock splits since the grant date of the Option, the Option is currently for 96,000 shares of Common Stock. Mr. Selati has exercised his Option to purchase 32,000 shares of Common Stock pursuant to the Option Agreement and currently holds those shares (the “Option Shares”). Mr. Selati made a payment to the Company of the Option price of $103,200. In return, he acquired shares with a fair market value, as of January 10, 2006, of approximately $729,120. Mr. Selati has remaining an Option to purchase 64,000 shares of Common Stock (of which an Option to purchase 32,000 shares is presently exercisable) which has not been exercised (the “Unexercised Option”).

In 2005, the Company adopted a new stock option plan for outside directors, entitled the 2005 Hansen Natural Corporation Stock Option Plan for Non-Employee Directors (the “2005 Plan”). The 2005 Plan was approved by a majority of the stockholders at the annual meeting on November 11, 2005 and is effective as of that date. Like the 1994 Plan, the 2005 Plan provides, among other things, for outside directors to receive an award of options upon their election or appointment to the Board. However, the 2005 Plan provides for such an Option grant to be made only to outside directors first elected or appointed to the Board after May 1, 2005, a provision that does not encompass the Option grant to Mr. Selati.

Effective December 31, 2006, each of the stock option agreements entered into from 2002 through 2005 (each a “D&O Stock Option Agreement”) with the executive officers of the Company and its subsidiaries and the directors of the Company, including the Option Agreement, were amended to provide, among other things, that: (i) the exercise price of the option is the fair market value of the underlying stock on the grant date (the “Grant Date”); (ii) following completion of the special committee investigation of certain option grants, the Company will make a determination as to whether the Grant Date requires adjustment; (iii) if the Grant Date requires adjustment, the exercise price of the option shall be the fair market value of the underlying stock on the Grant Date as adjusted; and (iv) if the Grant Date does not require adjustment, the exercise price shall be the exercise price stated in the respective D&O Stock Option Agreement.

On January 4, 2007, the Company notified the Nasdaq Stock Market of its inadvertent issuance of the out-of-plan Option to Mr. Selati four months after the Expiration Date, in apparent violation of Nasdaq Marketplace Rule 4350(i)(l)(A) (“Rule 4350(i)(1)(A)”). Rule 4350(i)(1)(A) requires an issuer to obtain stockholder approval “when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants,” absent the existence of certain enumerated exceptions. The Option grant is considered by Nasdaq to be an “equity compensation arrangement” within the meaning of the rule, requiring stockholder approval, which the Company has not previously obtained. On January 10, 2007, the Company received a Staff Determination Letter from Nasdaq stating that

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the Option grant violated Rule 4350(i)(1)(A) and that such violation served as an additional basis for delisting the Company’s securities from the Nasdaq Capital Market.

The Company proposed a remedy to Nasdaq to cure the Rule 4350(i)(1)(A) violation. Under the proposed remedy, the Company undertook to submit to the stockholders for their approval the Plan Amendment to extend the period during which options may be granted under the 1994 Plan to encompass the Option grant to Mr. Selati. The proposed remedy also provides that, in the event that the stockholders do not approve the Plan Amendment, the Option grant to Mr. Selati will be unwound and the Company will pay cash compensation to Mr. Selati in an amount equal to the market value of the Option Shares and the Unexercised Option.

In order to effectuate the proposed remedy, the Company and Mr. Selati entered into a letter agreement dated January 24, 2007 pursuant to which (a) the Company agreed to use all reasonable commercial efforts to obtain stockholder approval for the Plan Amendment and (b) Mr. Selati agreed (i) not to sell, transfer, assign, hypothecate or otherwise dispose of the Option Shares or the Unexercised Option, (ii) not to exercise the Unexercised Option, (iii) not to vote in respect of the Option Shares, and (iv) to turn over to the Company any dividends received by Mr. Selati, unless and until he has received written notice from the Company that the stockholders of the Company have approved the Plan Amendment and that Nasdaq has acknowledged, orally or in writing, that the Company is in compliance with Rule 4350(i)(1)(A) with respect to the Option. The letter agreement also provides that in the event the Plan Amendment is not approved by the Company’s stockholders, then Mr. Selati will deliver the Option Shares to the Company and that the Unexercised Option shall be cancelled, in which event the Company shall make a cash payment to Mr. Selati in an amount equal to the then market value of the Option Shares and the Unexercised Option. On February 26, 2007, the Company received a notice from Nasdaq stating that as a condition to the Company’s continued listing, the Company must inform the Nasdaq Listing Qualifications Panel, on or before May 1, 2007, that the Company has obtained shareholder approval for the granting of the out-of-plan Option grant, or has unwound the Option grant.

Purpose of the Plan Amendment

The purpose of the Plan Amendment is to extend the time period during which awards may be granted under the 1994 Plan to encompass the grant of the Option, thereby bringing the Company into compliance with Rule 4350(i)(1)(A).

Section 4(a) of the 1994 Plan provides, in relevant part, “that (A) no Option shall be granted after the expiration of ten years from the effective date of the Plan...” The proposed Plan Amendment attached as Exhibit A hereto amends clause (A) of Section 4(a) to provide that “(A) no Option shall be granted after November 30, 2004.”

Section 8 of the 1994 Plan provides that the maximum period during which awards may be granted may not be extended without the approval of the stockholders of the Company. Therefore, the Plan Amendment as approved by the Board on March 8, 2007 further provides that, unless the Plan Amendment is approved by the stockholders at the 2007 Special Meeting, it shall be null and void.

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Number of Shares Subject to the Plan Amendment

The Plan Amendment continues the 1994 Plan without change other than extending the time period during which grants may be made under the 1994 Plan through November 30, 2004. The Option was granted to Mr. Selati with respect to 12,000 shares of Common Stock. Due to a two-for-one and a four-for-one stock split declared by the Company in August 2005 and July 2006, respectively, the Option to purchase 12,000 shares of Common Stock granted to Mr. Selati is now the equivalent of a Option to purchase 96,000 shares of Common Stock. As noted above, Mr. Selati exercised the Option in respect of 32,000 of those shares, which he now holds.

Other than the Option granted to Mr. Selati, the Company did not award options to any other outside directors between the Expiration Date under the 1994 Plan and the effective date of the 2005 Plan.

Description of the 1994 Plan

The 1994 Plan provides for the grant of options to purchase up to an aggregate of 100,000 shares of Common Stock of the Company (pre stock splits) to directors of the Company who are not and have not been employed by or acted as consultants to the Company and its subsidiaries or affiliates and who are not and have not been nominated to the Board pursuant to a contractual arrangement. On the date of the annual meeting of stockholders at which an eligible director is initially elected, each eligible director is entitled to receive a one-time grant of an option to purchase 6,000 shares of the Company’s Common Stock (pre stock splits), or 12,000 shares (pre stock splits) if the director is serving on a committee of the Board, exercisable at the closing price for a share of Common Stock on the date of grant. Options become exercisable one-third each on the first, second and third anniversary of the date of grant; provided that all options held by an eligible director become fully and immediately exercisable upon a change in control of the Company. Options granted under the 1994 Plan that are not exercised generally expire ten years after the date of grant. Currently, option grants may be made under the 1994 Plan for ten years from the effective date of the 1994 Plan. The 1994 Plan is a “formula plan” so that a non-employee director’s participation in the 1994 Plan does not affect his status as a “disinterested person”, as defined in Rule 16b-3 under the Exchange Act. The 1994 Plan is administered by the Board.

Certain Federal Income Tax Consequences

The federal income tax consequences of the 1994 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 1994 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe or deal with state, local, or international tax consequences.

With respect to nonqualified stock options, no income is realized by the optionee at the time of grant of the Option, and no deduction is available to the Company at such time. At the time of an exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of a share on the date of exercise over the option exercise price, and the Company receives a tax deduction for the same amount. Upon disposition within one

9

year, any difference between the optionee’s tax basis in the common shares and the amount realized on disposition of the shares is treated as short-term capital gain or loss. Upon disposition after one year, any difference between the optionee’s tax basis in the common shares and the amount realized on disposition of the shares is treated as long-term capital gain or loss.

Approval of the Plan Amendment

Approval of the Plan Amendment requires the affirmative vote of an absolute majority of the issued and outstanding shares of Common Stock.

THE BOARD OF DIRECTORS BELIEVES THE PROPOSED PLAN AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE PLAN AMENDMENT.

OTHER MATTERS

No business other than business related to the consideration of the Plan Amendment will be considered or acted upon at the Special Meeting.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope, which has been enclosed.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Company’s compensation committee (the “Compensation Committee”) is composed of Mr. Epstein and Mr. Vidergauz. No interlocking relationships exist between any member of the Company’s Board or Compensation Committee and any member of the Board or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Company’s 2007 Special Meeting Schedule 14A Proxy Statement, filed Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy”). Based on the reviews and discussions referred to below, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Company’s Proxy.

Compensation Committee

Norman C. Epstein, Chairman

Mark S. Vidergauz

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation program for Named Executive Officers listed in the summary compensation table, whom we refer to as our NEOs, is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate our executive talent, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the levels that are deemed essential to ensure our success. The program is also designed to reinforce a sense of ownership, urgency and overall entrepreneurial spirit and to link rewards to measurable corporate and individual performance. In applying these principles we seek to integrate compensation programs with our short and long term strategic plans and to align the interests of the NEOs with the long term interests of stockholders through award opportunities that can result in ownership of stock.

Compensation Program Components

Our compensation programs for the NEOs are generally administered by or under direction of the Compensation Committee (in the case of Rodney Sacks, the Chairman and Chief Executive Officer, and Hilton Schlosberg, the President and Chief Financial Officer), and the Executive Committee (in the case of the other NEOs) and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable and continue to achieve the goals set out in our compensation philosophy.

Neither we nor our Compensation Committee have retained a compensation consultant to review policies and procedures with respect to executive compensation or to advise the Company on compensation matters. While we do not set compensation at set percentage levels relative to the market, we do seek to provide salary, incentive compensation opportunities and employee benefits that are competitive within the industry and within the labor markets in which we participate.

Our NEO compensation currently has three primary components: base compensation or salary, discretionary annual bonus, and stock option awards granted pursuant to our Hansen Natural Corporation 2001 Stock Option Plan, which we refer to as the 2001 Stock Option Plan, which is described below under “Long Term Incentive Programs.”

Each of the primary components of NEO compensation is discussed below:

Base Salary

Base salaries for our NEOs are established based on the scope of their respective responsibilities, taking into account competitive market compensation paid by other companies for individuals in similar positions. Generally, in line with our compensation philosophy, we believe that NEO base salaries should be targeted near the median of the range for individuals in like positions with similar responsibilities in comparable companies. We fix NEO base

11

compensation at levels which we believe enable us to hire and retain individuals in a competitive environment and to reward satisfactory performance at an acceptable level based upon contributions to our overall business goals. Base salaries are generally reviewed annually, but may be adjusted from time to time to realign salaries with market levels, taking into account such individual’s responsibilities, performance and experience. In reviewing base salaries, we consider several factors, including cost of living increases, levels of responsibility, experience, a comparison to base salaries paid for comparable positions by our competitors and companies in our geography, as well as our own base salaries for other executives and individual performance and results achieved. The annual review usually occurs in the first quarter of each calendar year and has been completed for fiscal 2006. We may also utilize input from executive search firms when making crucial hiring decisions.

Discretionary Annual Bonus

We provide incentive compensation to our NEOs in the form of annual cash bonuses based on individual and company-wide financial and operational performance and/or results, consistent with our emphasis on pay-for-performance incentive compensation programs. These parameters vary depending on the individual executive, but relate generally to strategic factors such as sales, distribution levels, introduction of new products, operating performance, contribution margins and profitability. We do not have a formula for determination of annual cash bonuses with respect to our NEOs. We generally utilize cash bonuses to reward performance achievements for the time horizon of one year or less.

In some cases, the annual bonus amounts are determined as a percentage of base salary. The actual amount of the annual bonus is determined and paid in the first quarter following a review of each NEO’s individual performance and contribution to our strategic goals during the prior year.

The Compensation Committee determines the annual bonuses for Rodney Sacks and Hilton Schlosberg and the Executive Committee (comprised of the Chairman and Chief Executive Officer and President and Chief Financial Officer) determines the annual bonuses for the other NEOs. Annual bonuses typically include discretionary bonus amounts that are awarded based on individual circumstances deemed appropriate and fair by the relevant committee. The annual bonuses for fiscal 2006 have been determined.

Long Term Incentive Program

We believe that long term performance is achieved through an ownership culture that encourages superior performance by our NEOs through the use of stock option awards. Our stock option plans have been established to provide our NEOs with incentives to further align their interests with the interests of the stockholders. Grants under stock option plans vest over a number of years, generally up to 5 years.

Our 2001 Stock Option Plan authorizes us to grant options to purchase shares of common stock to our employees. The Compensation Committee is the administrator of the Stock Option Plan and is authorized to grant stock options to employees thereunder. The Executive Committee

12

is also authorized to grant options thereunder. Stock option grants are made to key employees upon or shortly after they are hired and from time to time thereafter, as well as on occasion following a significant change in their job responsibilities. Prior to 2007, stock option grants were generally made to existing NEOs at periodic intervals at the discretion of the Compensation Committee or the Executive Committee. None of our NEOs were awarded any stock option grants during 2006.

On January 1, 2007, we implemented a new policy regarding the issuance of stock options. Under this new policy, the Compensation Committee has sole and exclusive authority to grant stock option awards to all employees who are not new hires and to all new hires who are “executive officers” for purposes of Section 16 of the Exchange Act, including NEOs. The Compensation Committee and the Executive Committee of the Board will each independently have the authority to grant awards to other new hires. Stock options may only be awarded by the Compensation Committee or the Executive Committee, as applicable, to existing employees at a single meeting held during the last two weeks of May and November of each year.

The Compensation Committee will review and approve stock option awards to our NEOs based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s long term incentives and retention considerations.

Other Compensation

Certain NEOs who are parties to employment agreements will continue to be subject to such agreements in their current form until such time as the Compensation Committee determines in its discretion that revisions to such employment agreements are advisable. Current employment agreements have not been changed during their respective terms. In addition, we intend to continue to maintain our current benefits and perquisites for our NEOs, which include automobile and benefit premiums, among other perquisites. However, the Compensation Committee in its discretion may revise, amend or add to such NEOs benefits and prerequisites if it deems it advisable. We believe these benefits and perquisites are currently in line with those provided by comparable companies for similarly situated executives.

General

We view the above components of compensation as related but distinct. We do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarks consistent with our recruiting and retention goals, our view of internal equity and consistency and other considerations we deem relevant such as rewarding performance. We believe that stock option awards should be granted for future performance and are an important compensation related motivator to attract and retain executives and that salary and bonus levels are secondary considerations to our NEOs. Except as described herein, neither our Compensation Committee nor our Executive Committee have adopted any formal or informal policies or guidelines for allocating compensation between short term and long term and current compensation between cash and non-cash compensation. However, our Compensation Committee and Executive

13

Committee’s respective philosophy is to make a greater percentage of our NEOs compensation performance rewarded through equity rather than cash if we perform well over time. Each element of compensation is determined differently for each individual NEO based on specific facts and circumstances applicable at the time and to that specific NEO.

Our Compensation Committee and Executive Committee’s current intent is to perform at least annually a strategic review of our NEOs compensation to determine whether they have provided adequate incentives and motivation to our NEOs and whether they adequately compensate our NEOs relative to comparable officers in other companies with which we compete for executives. These companies may or may not be public companies or even consumer product, food or beverage companies. For compensation decisions, including decisions regarding the grant of equity compensation relating to NEOs other than our Chairman and Chief Executive Officer and President and Chief Financial Officer, the Compensation Committee specifically considers recommendations from the Executive Committee.

Employee Benefit Plans

Our employees, including our NEOs, are entitled to various employee benefits which include medical and dental care plans, car allowances, other allowances, group life, disability, 401(k) plan as well as paid time off.

401(k) Plan

Our employees, including our NEOs, may participate in our 401(k) Plan, a defined contribution plan, which qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 15% of their pretax salary up to statutory limits. We contribute 25% of the employee contribution, up to 8% of each employee’s earnings, which vest 20% each year for five years after the first anniversary date.

SUMMARY COMPENSATION TABLE

On August 8, 2005, our common stock was split on a two-for-one basis through a 100% stock dividend. On July 7, 2006 our common stock was split on a four-for-one basis through a 300% stock dividend. All share information has been presented to reflect the stock splits.

The following table summarizes the total compensation of our NEOs in 2006. During the year ended December 31, 2006, our NEOs were Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall, Michael Schott and Thomas J. Kelly.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (A)	Total ($)
Rodney C. Sacks Chairman, CEO and Director	2006	275,000	125,000	-	2,141,947	-	-	41,602	2,583,549
Hilton H. Schlosberg Vice-Chairman, CFO, COO, President, Secretary and Director	2006	275,000	125,000	-	2,141,947	-	-	31,217	2,573,164
Mark J. Hall President Monster Beverage Division	2006	250,000	200,000	-	1,071,501	-	-	20,288	1,541,789
Michael Schott Senior Vice President National Sales Monster Beverage Division	2006	195,000	30,000	-	309,116	-	-	93,171	627,287
Thomas J. Kelly Vice President Finance	2006	160,000	40,000	-	35,146	-	-	21,437	256,583

(1)

The amounts represent the current year unaudited compensation expense for all share-based payment awards based on estimated fair values, computed in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment, (“SFAS No. 123R”), excluding any impact of assumed forfeiture rates. We record compensation expense for employee stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes-Merton option pricing formula with the following assumptions: 0% dividend yield; 58.0% expected volatility; 4.7% risk free interest rate; 6 years expected lives and 0% forfeiture rate.

(A) ALL OTHER COMPENSATION

Name	Automobile ($)	401 K Match ($)	Benefit Premiums ($)	Perquisites ($)	Housing Allowance ($)	Total
Rodney C. Sacks	25,771	4,710	9,429	1,692	-	41,602
Hilton H. Schlosberg	15,261	4,710	9,854	1,392	-	31,217
Mark J. Hall	10,566	4,077	5,645	-	-	20,288
Michael Schott	9,932	4,373	9,077	9,800	59,989	93,171
Thomas J. Kelly	8,103	3,480	9,854	-	-	21,437

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Discussion of Summary Compensation Table:

Agreements with named Executive Officers:

Rodney C. Sacks. We entered into an employment agreement dated as of June 1, 2003 with Rodney C. Sacks pursuant to which Mr. Sacks renders services as our Chairman and Chief Executive Officer. Under his employment agreement, Mr. Sacks’ annual base salary was $230,000 for the seven month period ending December 31, 2003, increased to $245,000 per annum for the 12 month period ending December 31, 2004 and increases by a minimum of five percent (5%) for each subsequent 12 month period during the employment period. Mr. Sacks is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits. The employment period commenced on June 1, 2003 and ends on December 31, 2008. Since commencement of the employment period, we have granted Mr. Sacks an option, subject to time based vesting, to purchase 1,200,000 shares of common stock (post-split) pursuant to a stock option agreement dated May 28, 2003, an option to purchase 1,200,000 shares of common stock (post-split) pursuant to a stock option agreement dated March 23, 2005 and an option to purchase 600,000 shares of common stock (post-split) pursuant to a stock option agreement dated November 11, 2005. Under his employment agreement, Mr. Sacks is subject to a confidentiality covenant and a six-month post-termination non-competition covenant. The severance provisions in Mr. Sacks’ employment agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section of this proxy.

Hilton H. Schlosberg. We entered into an employment agreement dated as of June 1, 2003 with Hilton Schlosberg pursuant to which Mr. Schlosberg renders services as our President and Chief Financial Officer. Under his employment agreement, Mr. Schlosberg’s annual base salary was $230,000 for the seven month period ending December 31, 2003, increased to $245,000 per annum for the 12 month period ending December 31, 2004 and increases by a minimum of five percent (5%) for each subsequent 12 month period during the employment period. Mr. Schlosberg is eligible to receive an annual bonus in an amount determined at the discretion of our Board as well as certain fringe benefits. The employment period commenced on June 1, 2003 and ends on December 31, 2008. Since commencement of the employment period, we have granted Mr. Schlosberg an option, subject to time based vesting, to purchase 1,200,000 shares of common stock (post-split) pursuant to a stock option agreement dated as May 28, 2003, an option to purchase 1,200,000 shares of common stock (post-split) pursuant to a stock option agreement dated March 23, 2005 and an option to purchase 600,000 shares of common stock (post-split) pursuant to a stock option agreement dated November 11, 2005. Under his employment agreement, Mr. Schlosberg is subject to a confidentiality covenant and a six-month post-termination non-competition covenant. The severance provisions in Mr. Schlosberg’s employment agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section of this proxy.

Mark J. Hall. On January 21, 1997 Mr. Hall executed our written offer of employment. The written offer of employment specifies that Mr. Hall’s employment with us is “at will.” Mr. Hall’s base compensation was $250,000 as of December 31, 2006 and he is currently eligible to receive a bonus of up to 51% of his base compensation, subject to review by our Executive

16

Committee. Since January 1, 1999, we have granted Mr. Hall an option, subject to time based vesting, to purchase 160,000 shares of common stock (post-split) pursuant to a stock option agreement dated July 12, 2002, an option to purchase 480,000 shares of common stock (post-split) pursuant to a stock option agreement dated January 15, 2004, an option to purchase 800,000 shares of common stock (post-split) pursuant to a stock option agreement dated March 23, 2005, an option to purchase 100,000 shares of common stock (post-split) pursuant to a stock option agreement dated September 28, 2005 and an option to purchase 100,000 shares of common stock (post-split) pursuant to a stock option agreement dated November 11, 2005.

Michael Schott. On August 5, 2002 Mr. Schott executed our written offer of employment. The written offer of employment specifies that Mr. Schott’s employment with us is “at will.” Mr. Schott’s base compensation was $195,000 as of December 31, 2006 and he is currently eligible to receive a bonus of up to 40% of his base compensation, subject to review by our Executive Committee. Since commencement of employment, we have granted Mr. Schott an option, subject to time based vesting, to purchase 576,000 shares of common stock (post-split) pursuant to a stock option agreement dated August 9, 2002, an option to purchase 256,000 shares of common stock (post-split) pursuant to a stock option agreement dated January 15, 2004, an option to purchase 200,000 shares of common stock (post-split) pursuant to a stock option agreement dated March 23, 2005 and an option to purchase 48,000 shares of common stock (post-split) pursuant to a stock option agreement dated November 11, 2005.

Tom Kelly. Mr. Kelly’s employment is “at will” and thus may be terminated at any time for any or no reason. Mr. Kelly’s base compensation was $160,000 as of December 31, 2006 and he is currently eligible to receive a bonus, subject to review by our Executive Committee. Since January 1, 1999, we have granted Mr. Kelly an option, subject to time based vesting, to purchase 80,000 shares of common stock (post-split) pursuant to a stock option agreement dated February 2, 1999, an option to purchase 80,000 shares of common stock (post-split) pursuant to a stock option agreement dated July 12, 2002, an option to purchase 200,000 shares of common stock (post-split) pursuant to a stock option agreement dated January 15, 2004 and an option to purchase 8,000 shares of common stock (post-split) pursuant to a stock option agreement dated November 11, 2005.

GRANTS OF PLAN-BASED AWARDS

No plan-based awards were granted to our NEOs during the year ended December 31, 2006.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by our NEOs at December 31, 2006.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exerciseable (#)	Number of Securities Underlying Unexercised Unearned Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rodney C. Sacks	2/2/1999	580,000	-		-	0.53125	2/2/2009	-	-	-	-
	7/12/2002	544,088	-		-	0.44625	7/12/2012	-	-	-	-
	5/28/2003	575,912	480,000	(1)	-	0.52500	5/28/2013	-	-	-	-
	3/23/2005	240,000	960,000	(2)	-	6.56250	3/23/2015	-	-	-	-
	11/11/2005	120,000	480,000	(3)	-	16.87000	11/11/2015	-	-	-	-
Hilton H. Schlosberg	2/2/1999	580,000	-		-	0.53125	2/2/2009	-	-	-	-
	7/12/2002	544,088	-		-	0.44625	7/12/2012	-	-	-	-
	5/28/2003	575,912	480,000	(1)	-	0.52500	5/28/2013	-	-	-	-
	3/23/2005	240,000	960,000	(2)	-	6.56250	3/23/2015	-	-	-	-
	11/11/2005	120,000	480,000	(3)	-	16.87000	11/11/2015	-	-	-	-
Mark J. Hall	7/12/2002	32,000	32,000	(4)	-	0.44625	7/12/2012	-	-	-	-
	1/15/2004	-	288,000	(5)	-	1.01875	1/15/2014	-	-	-	-
	3/23/2005	-	640,000	(6)	-	6.56250	3/23/2015	-	-	-	-
	9/28/2005	20,000	80,000	(7)	-	10.94750	9/28/2015	-	-	-	-
	11/11/2005	20,000	80,000	(8)	-	16.87000	11/11/2015	-	-	-	-
Michael Schott	8/9/2002	-	192,000	(9)	-	0.48125	8/9/2012	-	-	-	-
	1/15/2004	-	128,000	(10)	-	1.01875	1/15/2014	-	-	-	-
	3/23/2005	-	160,000	(11)	-	6.56250	3/23/2015	-	-	-	-
	11/11/2005	9,600	38,400	(12)	-	16.87000	11/11/2015	-	-	-	-
Thomas J. Kelly	7/12/2002	-	16,000	(13)	-	0.44625	7/12/2012	-	-	-	-
	1/15/2004	-	120,000	(14)	-	1.01875	1/15/2014	-	-	-	-
	11/11/2005	1,600	6,400	(15)	-	16.87000	11/11/2015	-	-	-	-

(1)	Vest as follows: 240,000 on January 1, 2007; 240,000 on January 1, 2008
(2)	Vest as follows: 240,000 on March 23, 2007; 240,000 on March 23, 2008; 240,000 on March 23, 2009; 240,000 on March 23, 2010
(3)	Vest as follows: 120,000 on November 11, 2007; 120,000 on November 11, 2008; 120,000 on November 11, 2009, 120,000 on November 11, 2010
(4)	Vest as follows: 32,000 on July 12, 2007
(5)	Vest as follows: 96,000 on January 15, 2007; 96,000 on January 15, 2008; 96,000 on January 15, 2009
(6)	Vest as follows: 160,000 on March 23, 2007; 160,000 on March 23, 2008; 160,000 on March 23, 2009; 160,000 on March 23, 2010
(7)	Vest as follows: 20,000 on September 28, 2007; 20,000 on September 28, 2008; 20,000 on September 28, 2009; 20,000 on September 28, 2010
(8)	Vest as follows: 20,000 on November 11, 2007; 20,000 on November 11, 2008; 20,000 on November 11, 2009; 20,000 on November 11, 2010
(9)	Vest as follows: 96,000 on August 9, 2007; 96,000 on August 9, 2008
(10)	Vest as follows: 64,000 on January 15, 2007; 64,000 on January 15, 2008
(11)	Vest as follows: 40,000 on March 23, 2007; 40,000 on March 23, 2008; 40,000 on March 23, 2009; 40,000 on March 23, 2010
(12)	Vest as follows: 9,600 on November 11, 2007; 9,600 on November 11, 2008; 9,600 on November 11, 2009; 9,600 on November 11, 2010
(13)	Vest as follows: 16,000 on July 12, 2007
(14)	Vest as follows: 40,000 on January 15, 2007; 40,000 on January 15, 2008; 40,000 on January 15, 2009
(15)	Vest as follows: 1,600 on November 11, 2007; 1,600 on November 11, 2008; 1,600 on November 11, 2009; 1,600 on November 11, 2010

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OPTION EXERCISES AND STOCK VESTED

The following table summarizes exercise of stock options by our NEOs during the Company’s fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rodney C. Sacks	460,000	$20,579,000	-	-
Hilton H. Schlosberg	460,000	20,579,000	-	-
Mark J. Hall	256,000	9,293,360	-	-
Michael Schott	200,000	6,484,438	-	-
Thomas J. Kelly	56,000	1,776,100	-	-

PENSION BENEFITS

We do not maintain or make contributions to a defined benefit plan for any employees.

NON QUALIFIED DEFERRED COMPENSATION

None of our NEOs participated or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for the purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers or other employees with non-qualified defined contribution or deferred compensation benefits should they deem such benefits appropriate.

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DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to our outside directors during the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Benjamin M. Polk	20,000	-	60,555	-	-	-	80,555
Norman C. Epstein	28,000	-	60,555	-	-	-	88,555
Sydney Selati	23,000	-	60,687	-	-	-	83,687
Harold C. Taber	23,000	-	60,555	-	-	-	83,555
Mark S. Vidergauz	20,500	-	60,555	-	-	-	81,055

(1)

The outside directors held the following numbers of outstanding stock options as of December 31, 2006; Benjamin M. Polk, 9,600; Norman C. Epstein, 19,200; Sydney Selati, 64,000; Harold C, Taber, 19,200; and Mark S. Vidergauz, 9,600.

For the year ended December 31, 2006 no options awards were granted to Directors.

In 2006, outside directors were entitled to an annual fee of $15,000 plus $1,500 for each meeting of the Board attended. Outside directors were also entitled to $500 for each Board meeting attended by telephone. Outside directors were entitled to $1,000 for each Audit Committee meeting attended in person and $500 for each Audit Committee meeting attended by telephone. The Audit Committee chairman earns an additional annual fee of $5,000. Outside directors were entitled to $500 for each Compensation Committee meeting attended in person and $250 for each Compensation Committee meeting attended by telephone. Outside directors were entitled to $500 for each Nominating Committee meeting attended in person and $250 for each Nominating Committee meeting attended by telephone. Outside directors were entitled to $500 for each Special Committee meeting attended in person and $250 for each Special Committee meeting attended by telephone.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the NEOs in the event of a termination of employment or a change of control. The following tables and narrative disclosure summarize the potential payments to each NEO assuming that one of the events listed in the tables below occurs. The tables assume that the event occurred on December 31, 2006, the last day of our fiscal year.

Key Employment Agreement and Stock Option Agreement Definitions

For purposes of the employment agreements with Mr. Sacks and Mr. Schlosberg described in this section, cause, (under which we may terminate their employment), is defined as (i) an act or acts of dishonesty or gross misconduct on the executive’s part which result or are intended to result in material damage to our business or reputation or (ii) repeated material

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violations by the executive of his obligations relating to his position and duties which violations are demonstrably willful and deliberate on the executives part and which result in material damage to our business or reputation and as to which material violations our Board has notified the executive in writing.

For purposes of the employment agreements with Mr. Sacks and Mr. Schlosberg described in this section, constructive termination, (under which they may terminate their employment), is defined as (i) without the written consent of the executive, (A) the assignment to the executive of any duties inconsistent in any substantial respect with the executive’s position, authority or responsibilities as contemplated by the position and duties described in his employment agreement, or (B) any other substantial adverse change in such position, including titles, authority or responsibilities; (ii) any failure by us to comply with any of the provisions of his employment agreement, other than an insubstantial or inadvertent failure remedied by us promptly after receipt of notice thereof given by the executive; (iii) our requiring the executive without his consent to be based at any office location outside of Orange County, California except for travel reasonably required in the performance of the executive’s responsibilities; or (iv) any failure by us to obtain the assumption and agreement to perform the employment agreement by a successor as contemplated by Section 13(b) of the employment agreement, provided that the successor has had actual written notice of the existence of the respective employment agreement and its terms and an opportunity to assume our responsibilities under the employment agreement during a period of 10 business days after receipt of such notice.

For purposes of the employment agreements with Mr. Sacks and Mr. Schlosberg described in this section, disability is defined as disability which would entitle the executive to receive full long-term disability benefits under our long-term disability plan, or if no such plan shall then be in effect, any physical or mental disability or incapacity which renders the executive incapable of performing the services required of him in accordance with his obligations under Section 5 of the employment agreement for a period of more than 120 days in the aggregate during any 12-month period during the Employment Period.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg described in this section, change in control is defined as (i) the acquisition of “Beneficial Ownership” by any person (as defined in rule 13(d)–3 under the Exchange Act), corporation or other entity other than us or a wholly owned subsidiary of 20% or more of our outstanding stock, (ii) the sale or disposition of substantially all of our assets, or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg described in this section, cause, (under which we may terminate their employment), is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or drug or alcohol abuse; and good reason, (under which they may terminate their employment), is defined as a reduction in the individual’s compensation or benefits, the individual’s removal from his current position or the assignment to the individual of duties or responsibilities that are inconsistent with the dignity, importance or scope of his position with us.

For purposes of all the stock option agreements described in this section, total disability is defined as the complete and permanent inability of the executive to perform all his duties of employment with us.

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For purposes of the employment offer letters with Mr. Hall and Mr. Schott described in this section, cause, (under which we may terminate their employment), shall mean an act of dishonesty, or reasons which justify their summary dismissal.

For purposes of Mr. Schott’s employment offer letter, a material change by us of the employee’s functions, duties and responsibility, which materially reduces his position with us or a requirement by us that he relocate to California without providing reasonable reimbursement to him for moving expenses or a material reduction in the basic salary payable by us to him, will constitute constructive termination entitling him to the benefits of termination of his employment without cause.

For purposes of the stock option agreements with Mr. Hall and Mr. Schott, (exclusive of Mr. Schott’s August 9, 2002 agreement) described in this section, change in control is generally defined as (i) the acquisition of “Beneficial Ownership” by any person (as defined in Rule 13(d)–3 under the Exchange Act ), corporation or other entity other than us or a wholly owned subsidiary of ours of 50% or more of our outstanding stock, (ii) the sale or disposition of substantially all of our assets, or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreement with Mr. Schott dated August 9, 2002 described within, change in control is generally defined as (i) the acquisition of “Beneficial Ownership” by any person (as defined in rule 13(d)–3 under the Exchange Act ), corporation or other entity other than us or a wholly owned subsidiary of ours of 30% or more of our outstanding stock, (ii) the sale or disposition of substantially all of our assets, or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Hall, Mr. Schott and Mr. Kelly described in this section, cause, (under which we may terminate their employment), is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or satisfactorily perform his duties of employment, insubordination or drug or alcohol abuse.

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Rodney C. Sacks
Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability and Termination by the Executive for Contructive Termination ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	275,000	275,000	-	509,348	-
Vacation	21,154	21,154	21,154	21,154	-
Benefit Plans	8,652	15,094	-	30,188	-
Automobile	25,771	25,771	-	51,542	-
Perquisites and other personal benefits	-	-	-	-	-
Acceleraton of stock option awards	-	-	-	7,314,520	7,314,520
Total	330,577	337,019	21,154	7,926,752	7,314,520

(a)

Under his employment agreement, upon termination due to death or disability, Mr. Sacks, or his legal representative, is entitled to continuation of base salary, employee plan benefits for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)	Under his employment agreement, upon termination by us for cause or voluntary termination by Mr. Sacks, Mr. Sacks is entitled to payment for only accrued vacation.
(c)

Under his employment agreement, upon termination by us without cause and termination by Mr. Sacks for constructive termination i.e. for good cause, or if we elect not to renew the employment agreement, Mr. Sacks is entitled to the present value of his base salary for the period through December 31, 2008, or through the date which is twelve months from the date of termination, whichever period is longer, at the rate in effect on the date of termination, discounted at the interest rate payable on one year Treasury Bills in effect on the day that is 30 business days prior to the date of termination. In addition, Mr. Sacks is entitled to continuation of all benefit plans and automobile benefits for the period from the date of termination to December 31, 2008, or through the date which is twelve months from the date of termination, whichever period is longer. Also, in the case of termination without cause, Mr. Sacks is entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination. In addition, under Mr. Sacks’ stock option agreements, if Mr. Sacks’ employment is terminated by us without cause or by Mr. Sacks for good reason, all stock option awards shall immediately become exercisable in their entirety.

(d)

Under Mr. Sacks’ stock option agreements, upon a change in control, all stock option awards shall immediately become exercisable in their entirety and the options may, with the consent of Mr. Sacks, be purchased by the Company for cash at a price equal to the fair market value less the purchase price payable by Mr. Sacks to exercise the options for one (1) share of our Common Stock multiplied by the number of shares of Common Stock which Mr. Sacks has the option to purchase.

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Hilton H. Schlosberg
Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability and Termination by the Executive for Contructive Termination ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	275,000	275,000	-	509,348
Vacation	21,154	21,154	21,154	21,154
Benefit Plans	9,077	15,561	-	31,122
Automobile	15,261	15,261	-	30,522
Perquisites and other personal benefits	-	-	-	-
Acceleraton of stock option awards	-	-	-	7,314,520	7,314,520
Total	320,492	326,976	21,154	7,906,666	7,314,520

(a)

Under his employment agreement, upon termination due to death or disability, Mr. Schlosberg, or his legal representative, is entitled to continuation of base salary, employee plan benefits for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)	Under his employment agreement, upon termination by us for cause or voluntary termination by Mr. Schlosberg, Mr. Schlosberg is entitled to payment for only accrued vacation.
(c)

Under his employment agreement, upon termination by us without cause and termination by Mr. Schlosberg for constructive termination i.e. for good cause, or if we elect not to renew the employment agreement, Mr. Schlosberg is entitled to the present value of his base salary for the period through December 31, 2008, or through the date which is twelve months from the date of termination, whichever period is longer, at the rate in effect on the date of termination, discounted at the interest rate payable on one year Treasury Bills in effect on the day that is 30 business days prior to the date of termination. In addition, Mr. Schlosberg is entitled to continuation of all benefit plans and automobile benefits for the period from the date of termination to December 31, 2008, or through the date which is twelve months from the date of termination, whichever period is longer. Also, in the case of termination without cause, Mr. Schlosberg is entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination. In addition, under Mr. Schlosberg’s stock option agreements, if Mr. Schlosberg’s employment is terminated by us without cause or by Mr. Schlosberg for good reason, all stock option awards shall immediately become exercisable in their entirety.

(d)

Under Mr. Schlosberg’s stock option agreements, upon a change in control, all stock option awards shall immediately become exercisable in their entirety and the options may with the consent of Mr. Schlosberg, be purchased by us for cash at a price equal to the fair market value less the purchase price payable by Mr. Schlosberg to exercise the options for one (1) share of our Common Stock multiplied by the number of shares of Common Stock which Mr. Schlosberg has the option to purchase.

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Mark J. Hall
Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	41,667	-
Vacation	19,231	19,231	19,231	19,231	-
Benefit Plans	-	-	-	1,651	-
Automobile	-	-	-	-	-
Perquisites and other personal benefits	-	-	-	-	-
Acceleraton of stock option awards	-	-	-	-	3,506,497
Total	19,231	19,231	19,231	62,549	3,506,497

(a)	Under our general employment practices, upon termination due to death or disability, Mr. Hall, or his legal representative, is entitled to payment for accrued vacation.
(b)

Under Mr. Hall’s employment offer letter dated January 21, 1997 and our general employment practices, upon termination by us for cause or voluntary termination by Mr. Hall, Mr. Hall is entitled to payment for accrued vacation.

(c)

Under Mr. Hall’s employment offer letter dated January 21, 1997, upon termination by us without cause, Mr. Hall is entitled to two months severance pay and the continuation of medical and dental benefit coverage for both himself and his family for a period of two months. In addition, under our general employment practices, Mr. Hall is entitled to payment for accrued vacation.

(d)

Under Mr. Hall’s stock option agreements (exclusive of the stock option agreement dated July 12, 2002), upon a change in control, all stock option awards shall immediately become exercisable in their entirety and the options may, with the consent of Mr. Hall, be purchased by us for cash at a price equal to the fair market value less the purchase price payable by Mr. Hall to exercise the options for one (1) share of our Common Stock multiplied by the number of shares of Common Stock which Mr. Hall has the option to purchase. Under Mr. Hall’s stock option agreement dated July 12, 2002, our Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable shall immediately become exercisable and that any option not exercised prior to such change in control shall be canceled.

25

Michael B. Schott
Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control - Termination without cause ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)	(d)
Base Salary	-	-	-	32,500	48,750	32,500
Vacation	15,000	15,000	15,000	15,000	15,000	-
Benefit Plans	-	-	-	-	-	-
Automobile	-	-	-	-	-	-
Perquisites and other personal benefits	-	-	-	-	-	-
Acceleraton of stock option awards:
Option agreements dated November 11, 2005, March 23, 2005 and January 15, 2004	-	-	-	-	937,283	468,641
Option agreement dated August 9, 2002	-	-	-	-	-	-
Total	15,000	15,000	15,000	47,500	1,001,033	501,141

(a)	Under our general employment practices, upon termination due to death or disability, Mr. Schott, or his legal representative is entitled to payment for accrued vacation.
(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Schott, Mr. Schott is entitled to payment for accrued vacation.
(c)

Under Mr. Schott’s employment offer letter dated July 31, 2002, upon termination by us without cause, Mr. Schott is entitled to two months severance pay. In addition, under our general employment practices, Mr. Schott is entitled to payment for accrued vacation.

(d)

Under Mr. Schott’s stock option agreements dated November 11, 2005 and March 23, 2005, upon a change in control, 50% of any portion of the option not yet exercisable, shall immediately become exercisable. In addition, if after the occurrence of a change in control Mr. Schott’s employment is terminated without cause, any portion of the outstanding options not theretofore exercisable shall immediately become exercisable. Following the acceleration of vesting, the options may, with the consent of Mr. Schott, be purchased by us for cash at a price equal to the fair market value less the purchase price payable by Mr. Schott to exercise the options for one (1) share of our Common Stock multiplied by the number of shares of Common Stock which Mr. Schott has the option to purchase. Under Mr. Schott’s stock option agreement dated January 15, 2004, upon a change in control, 50% of any portion of the option not yet exercisable, shall immediately become exercisable and our Board may, at any time, in its sole discretion, provide that all or a specified portion of any outstanding options not theretofore exercisable shall immediately become exercisable and that any option not exercised prior to such change in control shall be cancelled. In addition, if after the occurrence of a change in control Mr. Schott’s employment is terminated without cause, any portion of the outstanding options not theretofore exercisable, shall immediately become exercisable. Following the acceleration of vesting, the options may, with the consent of Mr. Schott, be purchased by us for cash at a price equal to the fair market value less the purchase price payable by Mr. Schott to exercise the options for one (1) share of our Common Stock multiplied by the number of shares of Common Stock which Mr. Schott has the option to purchase. Under Mr. Schott’s stock option agreement dated August 9, 2002, upon a change in control, our Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by our Board), all or a specified portion of any outstanding options not theretofore exercisable shall immediately become exercisable and that any

26

option not exercised prior to such change in control shall be cancelled. Under Mr. Schott’s employment offer letter dated July 31, 2002, if a change in control occurs and the new controlling shareholders do not continue Mr. Schott’s employment by us for at least six (6) months thereafter, Mr. Schott will be entitled to receive an additional one (1) months’ severance pay in the amount of $16,250. If Mr. Schott voluntarily terminates his employment within six (6) months following a change in control, he will be entitled to receive two (2) months severance pay in the amount of $32,500.

Thomas J. Kelly
Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause and Voluntary Termination ($)	Termination by Corporation other than for Cause or Disability ($)	Change in control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	-	-
Vacation	11,230	11,230	11,230	11,230	-
Benefit Plans	-	-	-	-	-
Automobile	-	-	-	-	-
Perquisites and other personal benefits	-	-	-	-	-
Acceleraton of stock option awards	-	-	-	-	-
Total	11,230	11,230	11,230	11,230	-

(a)	Under our general employment practices, upon termination due to death or disability, Mr. Kelly or his legal representative, is entitled to payment for accrued vacation.
(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Kelly, Mr. Kelly is entitled to payment for accrued vacation.
(c)	Under our general employment practices, upon termination by us without cause, Mr. Kelly is entitled to payment for accrued vacation.
(d)

Under Mr. Kelly’s stock option agreements our Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options not theretofore exercisable shall immediately become exercisable and that any option not exercised prior to such change in control shall be canceled. Under the Amendment to Conditions of Employment of Mr. Kelly dated December 7, 1999, if, following a change in control, Mr. Kelly’s employment with us is terminated by us other than for cause or in the event that Mr. Kelly resigns under circumstances which constitute constructive dismissal by us of Mr. Kelly, then Mr. Kelly shall be entitled to receive severance pay from us as follows: If termination occurs within the first six (6)months after the change in control occurs, Mr. Kelly shall be entitled to six (6) months severance pay in the amount of $80,000; if termination occurs between six (6) and twelve (12) months after the change in control occurs, Mr. Kelly shall be entitled to five (5) months severance pay in the amount of $66,667; if termination occurs between twelve (12) and eighteen (18) months after the change in control occurs, Mr. Kelly shall be entitled to four (4) months severance pay in the amount of $53,333 and if the termination occurs between eighteen and twenty-four (24) months after the change in control occurs, Mr. Kelly shall be entitled to three (3) months severance pay in the amount of $40,000.

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Equity Compensation Plan Information

The following table sets forth information as of December 31, 2006 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	12,534,450	$5.17	6,902,450
Equity compensation plans not approved by stockholders	-	-	-
Total	12,534,450	$5.17	6,902,450

COMMUNICATING WITH THE BOARD OF DIRECTORS

Stockholders, employees and others interested in communicating with the Chairman and CEO should write to the address below:

Rodney C. Sacks, Chairman and CEO

Hansen Natural Corporation

1010 Railroad Street

Corona, California 92882

Those interested in communicating directly with the Board of Directors, any of the committees of the Board, the outside directors as a group or individually should write to the address below:

Office of Corporate Secretary

Hansen Natural Corporation

1010 Railroad Street

Corona, California 92882

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BY ORDER OF THE BOARD OF DIRECTORS

Dated: March 14, 2007	/s/ Rodney C. Sacks
RODNEY C. SACKS
Chairman of the Board of Directors

29

EXHIBIT A

AMENDMENT TO THE HANSEN NATURAL CORPORATION

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

WHEREAS, Hansen Natural Corporation (the “Company”) has previously adopted the Hansen Natural Corporation Stock Option Plan for Outside Directors (the “1994 Plan”); and

WHEREAS, Section 4(a) of the 1994 Plan provides that no option may be granted after the expiration of ten years from the July 8, 1994 effective date of the 1994 Plan; and

WHEREAS, Section 8 of the 1994 Plan provides that the maximum period during which awards may be granted may not be extended without the approval of the stockholders of the Company; and

WHEREAS, the Company made an option grant to Mr. Sydney Selati, an outside director, as of November 5, 2004, after the period during which options may be granted under the 1994 Plan expired; and

WHEREAS, the Board of Directors desires to amend the 1994 Plan to extend the period of time during which options may be granted to encompass the option grant to Mr. Selati;

NOW, THEREFORE, BE IT

RESOLVED, that the 1994 Plan is hereby amended (the “1994 Plan Amendment”), subject to stockholder approval, as follows:

Clause (A) of Section 4(a) of the 1994 Plan is amended to read as follows:

“(A) no Option shall be granted after November 30, 2004.”

and be it further

RESOLVED, that unless the 1994 Plan Amendment is approved by the stockholders of the Company, the 1994 Plan Amendment shall be null and void for all purposes.

Adopted by the Board of Directors on March 8, 2007.

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PROXY FOR

HANSEN NATURAL CORPORATION

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 20, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Hansen Natural Corporation (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and proxy statement, each dated March 14, 2007, and hereby appoints Rodney C. Sacks and Hilton H. Schlosberg, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on April 20, 2007, and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote as designated on the reverse hereof if then and there personally present, on the matters set forth in the Notice of Special Meeting of Stockholders and proxy statement. In their discretion, such proxies are each authorized to vote upon such other business as may properly come before such Special Meeting of Stockholders or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PROXY FOR

SPECIAL MEETING OF STOCKHOLDERS OF

HANSEN NATURAL CORPORATION

April 20, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

---

1. Proposal to approve the Plan Amendment to the Company’s Stock Option Plan for Outside Directors.

FOR	AGAINST	ABSTAIN

____	____	____

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

The shares represented in this proxy card will be voted as directed above.

IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

_____________________________________	__________________
Signature of Stockholder	Date

_____________________________________	__________________
Signature of Stockholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.